Exhibit- 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement  on Form S-1 of our report dated April 3, 2009 relating to the financial statements of MySkin, Inc., which appears in such Registration Statement.  We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/GOLDMAN PARKS KURLAND MOHIDIN LLP
Goldman Parks Kurland Mohidin LLP

Encino, California

April 28, 2009